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                                                                     EXHIBIT 4.6

                      FIRST COMMUNITY CAPITAL CORPORATION
                  FORM OF NONQUALIFIED STOCK OPTION AGREEMENT

                            (1996 STOCK OPTION PLAN)

     This Nonqualified Stock Option Agreement ("Option Agreement") is between First Community Capital Corporation, a Texas corporation (the "Company"), and __________________________________________________________________ (the
"Optionee"), who agree as follows:

     1. INTRODUCTION. The Company has heretofore assumed and adopted the First Community Capital Corporation 1996 Stock Option Plan (the "Plan") for the purpose of providing key employees and directors of the Company and its Affiliates (as defined in the Plan), including First Community Bank, N.A. (the "Bank"), with increased incentive to render services, to exert maximum effort for the business success of the Company and to strengthen the identification of employees and directors with the shareholders. The Company, acting through the Compensation Committee of its Board of Directors (the "Committee"), has determined that its interests will be advanced by the issuance to Optionee of a nonqualified stock option under the Plan.

     2. OPTION. Subject to the terms and conditions contained herein, the Company, effective as of ________ (the "Grant Date"), hereby irrevocably grants to Optionee the right and option ("Option") to purchase from the Company ______________ shares of the Company's common stock, $0.01 par value ("Common Stock"), at a price of $________ per share.

     3. OPTION PERIOD. The Option herein granted may be exercised by Optionee in whole or in part at any time during a _________ year period, which period shall in no event exceed a ten year period beginning on the Grant Date ("Option Period").

     4. PROCEDURE FOR EXERCISE. The Option herein granted may be exercised by the delivery by Optionee of written notice to the Secretary of the Company setting forth the number of shares of Common Stock with respect to which the Option is being exercised. The notice shall be accompanied (i) at the election of the Optionee, by cash, cashier's check, bank draft, or postal or express money order payable to the order of the Company, (ii) as allowed by the Committee, by certificates representing shares of Common Stock theretofore owned by Optionee duly endorsed for transfer to the Company, or (iii) any combination of the preceding, equal in value to the aggregate exercise price. Notice may also be delivered by fax or telecopy provided that the exercise price of such shares is received by the Company via wire transfer on the same day the fax or telecopy transmission is received by the Company. The notice shall specify the address to which the certificates for such shares are to be mailed. An option to purchase shares of Common Stock in accordance with this Plan shall be deemed to have been exercised immediately prior to the close of business on the date
(i) written notice of such exercise and (ii) payment in full of the exercise price for the number of shares for which Options are being exercised are both received by the Company and Optionee shall be treated for all purposes as the record holder of such shares of Common Stock as of such date.

     As promptly as practicable after receipt of such written notice and payment, the Company shall deliver to Optionee certificates for the number of shares with respect to which such Option has
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been so exercised, issued in Optionee's name or such other name as Optionee directs; provided, however, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to Optionee at the address specified pursuant to this Section 4.

     5. TERMINATION OF EMPLOYMENT OR DIRECTORSHIP. Except as provided below, if Optionee ceases to be employed by the Company or its Affiliates or ceases to serve on the Board of Directors of the Company for any reason other than death or disability, any Option which is exercisable on the date of such termination of employment or cessation of service on the Board shall expire three months after such termination of employment or cessation of service on the Board, but in no event may any Option be exercised after the end of the Option Period. If Optionee's employment or service on the Board is terminated because of Optionee's theft or embezzlement from the Company, disclosure of trade secrets of the Company or the commission of a willful, felonious act while in the employment of the Company or while in service on the Board (such reasons shall hereinafter collectively be referred to as "for cause"), then any Option or unexercised portion thereof granted to Optionee shall expire upon such date of such termination of employment or cessation of service on the Board.

     6. DISABILITY OR DEATH. In the event Optionee dies or is determined to be disabled while Optionee is employed by the Company or its Affiliates or while Optionee serves on the Board, the options previously granted to Optionee may be exercised (to the extent Optionee would have been entitled to do so at the date of death or the determination of disability) at any time and from time to time, within a one year period after such death or determination of disability, by the Optionee, the guardian of Optionee's estate, the executor or administrator of Optionee's estate or by the person or persons to whom Optionee's rights under this Option Agreement shall pass by will or the laws of descent and distribution, but in no event may the Option be exercised after the end of the Option Period. An Optionee shall be deemed to be disabled if, in the opinion of a physician selected by the Committee, Optionee is incapable of performing services for the Company or its Affiliates of the kind Optionee was performing at the time the disability occurred by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration. The date of determination of disability for purposes hereof shall be the date of such determination by such physician.

     7. TRANSFERABILITY. This Option shall not be transferable by Optionee otherwise than by Optionee's will or by the laws of descent and distribution. During the lifetime of Optionee, the Option shall be exercisable only by Optionee or his or her authorized legal representative. Any heir or legatee of Optionee shall take rights herein granted subject to the terms and conditions hereof. No such transfer of this Option Agreement to heirs or legatees of Optionee shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

     8. NO RIGHTS AS STOCKHOLDER. Optionee shall have no rights as a stockholder with respect to any shares of Common Stock covered by this Option Agreement until the Option is

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exercised by written notice and accompanied by payment as provided in Section 4 of this Option Agreement.

     9. EXTRAORDINARY CORPORATE TRANSACTIONS. The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of Common Stock or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings, whether of a similar character or otherwise. If the Company undergoes a "Fundamental Change" or a "Corporate Change" (as defined in the Plan), the Options granted hereunder shall be governed by Section 6(j) of the Plan.

     10. CHANGES IN CAPITAL STRUCTURE. If the outstanding shares of Common Stock or other securities of the Company, or both, for which the Option is then exercisable shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization or reorganization, the number and kind of shares of Common Stock or other securities subject to the Plan or subject to the Option and the exercise price shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares or other securities without changing the aggregate exercise price.

     11. COMPLIANCE WITH SECURITIES LAWS. Upon the acquisition of any shares pursuant to the exercise of the Option herein granted, Optionee (or any person acting under Section 7) will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Option Agreement.

     12. COMPLIANCE WITH LAWS. Notwithstanding any of the other provisions hereof, Optionee agrees that he or she will not exercise the Option granted hereby, and that the Company will not be obligated to issue any shares pursuant to this Option Agreement, if the exercise of the Option or the issuance of such shares of Common Stock would constitute a violation by the Optionee or by the Company of any provision of any law or regulation of any governmental authority.

     13. WITHHOLDING OF TAX. To the extent that the exercise of this Option or the disposition of shares of Common Stock acquired by exercise of this Option results in compensation income to the Optionee for federal or state income tax purposes, the Optionee shall pay to the Company at the time of such exercise or disposition (or such other time as the law permits if the Optionee is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended) such amount of money as the Company may require to meet its obligation under applicable tax laws or regulations; and, if the Optionee fails to do so, the Company is authorized to withhold from any cash remuneration then or thereafter payable to the Optionee, any tax required to be withheld by reason of such resulting compensation income or Company may otherwise refuse to issue or transfer any shares otherwise required to be issued or transferred pursuant to the terms hereof. Payment of the withholding tax by the Optionee shall be made in accordance with Section 10 of the Plan.

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     14.  NO RIGHT TO EMPLOYMENT OR DIRECTORSHIP.  Optionee who is an employee or director shall be considered to be in the employment of the Company or its Affiliates or in service on the Board of Directors so long as he or she remains an employee of the Company or its Affiliates or in service on the Board of Directors. Any questions as to whether and when there has been a termination of such employment or service on the Board and the cause of such termination shall be determined by the Committee, and its determination shall be final. Nothing contained herein shall be construed as conferring upon Optionee the right to continue in the employ of the Company or in service on the Board of Directors, nor shall anything contained herein be construed or interpreted to limit the "employment at will" relationship between Optionee and the Company.

     15. RESOLUTION OF DISPUTES. As a condition of the granting of the Option hereby, Optionee, and Optionee's heirs, personal representatives and successors agree that any dispute or disagreement which may arise hereunder shall be determined by the Committee in its sole discretion and judgment, and that any such determination and any interpretation by the Committee of the terms of this Option Agreement shall be final and shall be binding and conclusive, for all purposes, upon the Company, Optionee, and Optionee's heirs, personal representatives and successors.

     16. LEGENDS ON CERTIFICATE. The certificates representing the shares of Common Stock purchased by exercise of an Option will be stamped or otherwise imprinted with legends in such form as the Company or its counsel may require with respect to any applicable restrictions on sale or transfer and the stock transfer records of the Company will reflect stop-transfer instructions with respect to such shares.

     17. NOTICES. Every notice hereunder shall be in writing and shall be given by registered or certified mail or by fax. All notices of the exercise of any Option hereunder shall be directed to First Community Capital Corporation, 14200 Gulf Freeway, Houston, Texas 77034, Attention: Secretary. Any notice given by the Company to Optionee directed to Optionee at the address on file with the Company shall be effective to bind Optionee and any other person who shall acquire rights hereunder. The Company shall be under no obligation whatsoever to advise Optionee of the existence, maturity or termination of any of Optionee's rights hereunder and Optionee shall be deemed to have familiarized himself or herself with all matters contained herein and in the Plan which may affect any of Optionee's rights or privileges hereunder.

     18. CONSTRUCTION AND INTERPRETATION. Whenever the term "Optionee" is used herein under circumstances applicable to any other person or persons to whom this award, in accordance with the provisions of paragraph 7 hereof, may be transferred, the word "Optionee" shall be deemed to include such person or persons. References to the masculine gender herein also include the feminine gender for all purposes.

     19. AGREEMENT SUBJECT TO PLAN. This Option Agreement is subject to the Plan. The terms and provisions of the Plan (including any subsequent amendments thereto) are hereby incorporated herein by reference thereto. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. All definitions of words and terms contained in the Plan shall be applicable to this Option Agreement.

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     20.  BINDING EFFECT.  This Option Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Optionee as provided herein.

     IN WITNESS WHEREOF, this Option Agreement has been executed as of the ____ day of ___________________, 200__.

                              FIRST COMMUNITY CAPITAL
                              CORPORATION

ATTEST:
                              By:
                                    -------------------------------------
----------------------------  Name:
                                    -------------------------------------
                              Title:
                                    -------------------------------------

                              OPTIONEE


                              ----------------------------------------
                              Name:

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